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                                                                   Exhibit 10.8



                            STOCK PURCHASE AGREEMENT
                            ------------------------

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 30th day of March, 1996, by and among META HOLDING CORPORATION, a Delaware corporation ("Meta"), and the individuals identified in the attached EXHIBIT A hereto (individually a "Purchaser" and collectively the "Purchasers").

         WHEREAS, on September 22, 1995, the Certificate of Incorporation of Metanetics Corporation ("Metanetics") (then known as New Meta Licensing Corporation) was filed by the Secretary of State for the State of Delaware (the "Certificate");

         WHEREAS, pursuant to the Certificate the authorized capital stock of Metanetics consists solely of Ten Million (10,000,000) shares of Voting Common Stock $.01 par value (the "Voting Common"), Three Million (3,000,000) shares of Non-Voting Common Stock $.01 par value and Three Million (3,000,000) shares of Preferred Stock $.01 par value;

         WHEREAS, the Purchasers are officers, directors or advisors of Meta or Metanetics, or affiliate corporations of one or the other; and

         WHEREAS, the Board of Directors of Meta has determined that it will be in the best interests of Meta and its stockholders if Meta reduces its holdings in Metanetics by selling a portion of its shares of Voting Common to the Purchasers in the amounts set forth in EXHIBIT A.

         NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements hereinafter set forth, the parties, intending to be legally and equitably bound, hereby agree as follows:

         1. SALE AND PURCHASE OF SHARES. Subject to the terms and conditions hereof, Meta shall sell, transfer and assign to each Purchaser, and each Purchaser shall purchase and acquire from Meta, the number of shares of Voting Common indicated in EXHIBIT A (the "Purchased Shares"), for a purchase price of $1.0386 per share (each Purchaser's aggregate purchase price is set forth in EXHIBIT A and is referred to as the "Purchase Price"). The Purchase Price shall be payable by each Purchaser to Meta at the Closing (as hereinafter defined) through its delivery to Meta of good funds.

         2. REPRESENTATIONS AND WARRANTIES.

         (a) Meta hereby represents and warrants to each Purchaser (with respect to and only with respect to the shares of Voting Common hereby being sold by Meta to him), respectively, that:


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                  (i) The execution, delivery and performance of this Agreement does not and will not violate, conflict with or result in the breach of any provision of (a) any material contract, agreement or instrument to which it is a party or by or to which it or its assets or properties may be bound or subject; or (b) any order, judgment, injunction, award, decree, statute, law, rule or regulation of any jurisdiction applicable to it. Such execution, delivery and performance will not result in the creation of any lien or encumbrance on the Purchased Shares.

                  (ii) There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against it. There are no actions, suits or claims or legal, administrative or arbitral proceedings or investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to its knowledge, threatened, against or involving it which could adversely effect its ability to consummate the transactions contemplated hereby.

                  (iii) Upon its execution and delivery, this Agreement will be the valid and binding obligation of Meta, enforceable in accordance with its terms, except (A) as limited by applicable bankruptcy, insolvency, organization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (B) general principles of equity that restrict the availability of equitable remedies.

                  (iv) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and lawful authority to own, lease and operate its assets and properties and to carry on its business in the manner presently conducted or contemplated by it.

                  (v) The execution, delivery and performance of this Agreement does not and will not violate, conflict with or result in the breach of any provision of its Certificate of Incorporation or By-laws, as either may be amended.

                  (vi) No consent, action, approval, order or authorization, or declaration of or registration or filing with, any federal, state, local or governmental agency or authority is required to be obtained or made by Meta in connection with (a) the execution, delivery or performance by Meta of this Agreement and of the other instruments, agreements and documents required or contemplated hereunder; and (b) the consummation of the transactions contemplated hereby and thereby.

                  (vii) Metanetics is authorized to issue Ten Million (10,000,000) shares of Voting Common Stock $.01 par value, Three Million (3,000,000) shares of Non-Voting Common Stock $.01 par value and Three Million (3,000,000) shares of Preferred Stock $.01 par value, of which Four Million Eight Hundred Thirteen Thousand Nine Hundred Fifty Three (4,813,953) shares of Voting Common Stock are issued and outstanding as of the date hereof, immediately prior to the consummation of the transactions hereunder. There are no other class of capital stock authorized, issued or outstanding. The

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         Purchased Shares shall when issued be validly issued, fully paid, and nonassessable, and all such shares have been issued in compliance with all applicable federal and state securities laws.

         (b) Each Purchaser hereby severally represents and warrants as to himself to Meta as follows:

                  (i) Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out Purchaser's obligations hereunder. All actions by Purchaser required for the lawful execution and deliver of this Agreement have been effectively taken prior to the Closing. Upon its execution and delivery, this Agreement will be the valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (A) as limited by applicable bankruptcy, insolvency, organization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (B) general principles of equity that restrict the availability of equitable remedies.

                  (ii) All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or banking authority on the part of Purchaser or his spouse required in connection with the consummation of the transactions contemplated in this Agreement have been obtained prior to and shall be effective as of the Closing.

                  (iii) Purchaser understands that the Purchased Shares purchased by him hereunder have not been registered under the Securities Act of 1993, as amended (the "Securities Act"). Purchaser also understands that the shares are being offered and sold pursuant to exemptions from registration contained in the Securities Act and applicable state securities laws based in part upon Purchaser's representations contained in this Agreement.

                  (iv) Purchaser understands and agrees that he bears the economic risk of this investment indefinitely unless and until the shares acquired hereunder are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that Metanetics has no present intention of registering the shares being sold hereunder or any shares of its capital stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of such shares.

                  (v) Purchaser is acquiring the Purchased Shares for Purchaser's own account for investment only, and not with a view toward their distribution.

                  (vi) Purchaser represents that by reason of his business or financial experience, Purchaser has the capacity to protect his own interests in connection with the transactions contemplated in this Agreement and can bear the risk of such investment without

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         materially impairing his financial condition. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

                  (vii) Purchaser, as an officer, director or advisor of Metanetics, or of Metanetics' parent corporation, is fully aware of all material information relating to Metanetics, including its business and financial affairs, and has had full and free access to all such information. Purchaser has had an opportunity to discuss Metanetics' business, management and financial affairs with directors, officers and management of Metanetics and has had the opportunity to review Metanetics' operations and facilities. Purchaser also has had the opportunity to ask questions of and receive answers from Metanetics and its management regarding the transactions contemplated hereby.

                  (viii) Purchaser is an "accredited investor" as that term is defined in Regulation D under the Securities Act. Specifically, Purchaser meets one or more of the following definitions of an "accredited investor":

                           (A) A natural person whose net worth, either
                  individually or jointly with such person's spouse, at the same time of the Closing, exceeds $1,000,000;

                           (B) A natural person who had an individual income in
                  excess of $200,000 or joint income with that person's spouse in excess of $300,000 in 1994 and 1995, and reasonably expects to have individual income reaching the same level in 1996;

                           (C) A director or executive officer of Metanetics;

                           (D) A trust, with total assets in excess of
                  $5,000,000, not formed for the specific purpose of acquiring the shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks involved in purchasing the shares hereunder;

                           (E) A corporation, not formed for the specific
                  purpose of acquiring shares the Purchased Shares, with assets in excess of $5,000,000.

         For purposes of the above definitions of "accredited investor," the term "net worth" means the excess of total assets over total liabilities. In calculating net worth, Purchaser may include the estimated fair market value of the Purchaser's principal residence as an asset. In determining individual "income," Purchaser should add to Purchaser's individual adjusted gross income (exclusive of any spousal income) any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term

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         capital gains has been reduced in arriving at adjusted gross income, and should subtract any unrealized capital gain.

                  (ix) Purchaser's address as set forth on EXHIBIT A is the address of Purchaser's primary residence. Purchaser's address as set forth on EXHIBIT A is the same state in which Purchaser received an offer of sale of the Purchased Shares and in which Purchaser is entering into this Agreement.

         3. CLOSING. The closing of the transactions contemplated hereunder (the "Closing") shall be held at such times and places as the parties may agree, and shall continue until all of the Purchasers have consummated such transactions; provided that the Closing shall be consummated no later than March 31, 1996.

         4. INDEMNIFICATION. Notwithstanding anything to the contrary in this Agreement, each of the Purchasers severally and Meta shall indemnify and hold harmless the other against and from any and all losses, fees, costs, expenses, damages, obligations, liabilities and claims (including, without limitation, any and all fees, costs and expenses whatsoever reasonably incurred by it or its counsel in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of, any threatened or asserted claim) arising directly or indirectly out of: (a) any failure of any representation or warranty of such party to be correct and complete when made, or (b) any failure by such party to perform and observe fully all obligations and conditions to be performed or observed by that party under this Agreement. Notwithstanding the foregoing or anything herein to the contrary, no claim for indemnification may be asserted after March 30, 1997.

         5. CONDITIONS TO EACH PURCHASER'S OBLIGATIONS. The obligation of each Purchaser to purchase the Purchased Shares are subject to the satisfaction, at or prior to the Closing, of the following conditions, any one or more of which may be waived by such Purchaser:

                  (a) The representations and warranties made by Meta in
         Section 2(a) hereof shall be true and correct in all material respects at the Closing with the same force and effect as if they had been made as of the date of the Closing, and Meta shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to Closing.

                  (b) At the time of Closing, the sale of the Purchased Shares shall be legally permitted by all laws and regulations to which the Purchasers and Meta are subject.

                  (c) Meta shall have obtained any and all consents, permits, and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement (except for such as properly may be obtained subsequent to the Closing).

                  (d) Each Purchaser or his counsel has had the opportunity to review copies of all corporate documents of Meta as the Purchaser reasonably may have requested.

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                  (e) Meta shall have delivered to Purchaser a certificate,
         executed by an officer of Meta, dated the date of Closing, to the effect that the conditions specified in subparagraphs (a) through (c) of this Section 5 have been satisfied.

                  (f) All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

         6. CONDITIONS TO META'S OBLIGATIONS. Meta's obligation to sell the Purchased Shares at Closing is subject to the satisfaction, on or prior to Closing, of the following conditions, any one or more of which may be waived by it:

                  (a) The representations and warranties made by each Purchaser in Section 2(b) hereof shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date, and each Purchaser shall have performed all obligations and conditions herein required to be performed or observed by him on or prior to Closing.

                  (b) At the time of Closing, the sale of the Purchased Shares shall be legally permitted by all laws and regulations to which the Purchasers and Meta are subject.

                  (c) Each Purchaser shall have obtained any and all consents, permits, and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement (except for such as properly may be obtained subsequent to the Closing).

                  (d) Each Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by each Purchaser on or before the Closing.

                  (e) Each Purchaser shall have delivered to Meta (i) a certificate, executed by him, dated the date of Closing, to the effect that the conditions specified in subparagraphs (a) through (d) of this
         Section 6, and in subparagraph (d) of Section 5, have been satisfied and (ii) an Investment Letter in the form attached hereto as EXHIBIT B, executed by him.

         7. [INTENTIONALLY OMITTED]

         8. ENTIRE AGREEMENT. This Agreement and any other writing specifically identified herein or specifically contemplated hereby, taken together, contain the entire agreement among the parties hereto with respect to Meta's sale and each Purchaser's acquisition of shares hereunder and supersedes all previous written or oral negotiations, commitments and writings with respect thereto.

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         9.  HEADINGS. The paragraph headings used herein are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or set forth the intentions of the parties.

         10. SURVIVAL. All agreements, obligations, warranties, and representations under this Agreement shall survive the Closing and any investigations made by the parties until March 30, 1997.

         11. GENDER AND NUMBER. When permitted by the context, each pronoun used in this Agreement includes the same pronoun in other genders or numbers, and each noun used in this Agreement, including each capitalized term defined herein, includes the same noun in other numbers.

         12. SUCCESSORS. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective heirs, personal representatives, successors, and assigns of each party to this Agreement.

         13. NO THIRD-PARTY BENEFIT. This Agreement is intended for the exclusive benefit of the parties to this Agreement and their respective successors and assigns, and nothing contained in this Agreement shall be construed as creating any rights or benefits in or to any third party.

         14. GOVERNING LAW. All questions concerning the validity or meaning of this Agreement or relating to the rights and obligations of the parties with respect to performance under this Agreement shall be construed and resolved under the laws of the State of Ohio, without regard to conflict of laws principals.

         15. SEVERABILITY. The intention of the parties to this Agreement is to comply fully with all laws and public policies, and this Agreement shall be construed consistently with all laws and public policies to the extent possible. If any court of competent jurisdiction determines it is impossible to construe any provision of this Agreement consistently with any law or public policy and consequently holds that provision to be invalid, such holding shall in no way effect the validity of the other provisions of this Agreement, which shall remain in full force and effect.

         16. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            META HOLDING CORPORATION

                                            By:  s/ David B. Swank
                                                 -------------------------------
                                            Its: President
                                                 -------------------------------



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